CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (Nos.  33-50517,  33-50519,  33-64511,  333-51854  and
333-91993),  on Form S-3 (No. 33-69648) and on Form S-4 (No. 33-54262) of Kansas
City Southern Industries, Inc. of our report dated March 22, 2001 relating to the financial statements of Kansas City Southern Industries, Inc. as of December 31, 2000, 1999 and 1998 and for the years then ended, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
March 22, 2001